                                                                    EXHIBIT 11.1

                             PSW TECHNOLOGIES, INC.

                 COMPUTATION OF PRO FORMA NET INCOME PER SHARE


                                                                                   WEIGHTED
                                                                      NUMBER OF    AVERAGE
                                                                        SHARES      SHARES
                                                                      ----------  ----------
Common stock issued.................................................   5,546,463   5,546,463

CHEAP STOCK OPTIONS AND WARRANTS
Stock Options and Warrants granted at $.04..........................     924,684
Treasury shares.....................................................      (4,110)
                                                                      ----------
                                                                         920,574     920,574

Stock Options granted at $.43.......................................     132,761
Treasury shares.....................................................      (6,343)
                                                                      ----------
                                                                         126,418     126,418

Stock Options granted at $2.58......................................      69,550
Treasury shares.....................................................     (19,938)
                                                                      ----------
                                                                          49,612      49,612

Stock Options granted at $3.90......................................     371,452
Treasury shares.....................................................    (160,963)
                                                                      ----------
                                                                         210,489     210,489

Stock Options granted at $4.55......................................       8,937
Treasury shares.....................................................      (4,518)
                                                                      ----------
                                                                           4,419       4,419

Stock Options granted at $6.25......................................      59,915
Treasury shares.....................................................     (41,608)
                                                                      ----------
                                                                          18,307      18,307
Stock Options granted at $7.96......................................      37,336
Treasury Shares.....................................................     (33,022)
                                                                      ----------
                                                                           4,314       4,314
Stock Options granted at $8.93, net.................................      14,996
Treasury shares.....................................................     (14,879)
                                                                      ----------
                                                                             117         117
                                                                                  ----------
Weighted Average Shares--1992 through 1995 and three months ended
  March 31, 1996....................................................


                                                                                   6,880,713
Additional shares required to be sold to pay dividend to
  stockholders:
  Assumed IPO price per share.......................................  $     9.00
  Underwriters commission (7%)......................................  $    (0.63)
                                                                      ----------
  Net proceeds per share............................................  $     8.37
                                                                      ----------
  Additional shares required to raise proceeds of $1,200,000 to pay
    distribution to stockholders....................................                 143,369
                                                                                  ----------
Weighted Average Shares--year ended December 31, 1996 and three
  months ended March 31, 1997.......................................               7,024,082
                                                                                  ----------
                                                                                  ----------

                             PSW TECHNOLOGIES, INC.

                 COMPUTATION OF PRO FORMA NET INCOME PER SHARE

                                                                  PRO FORMA          WEIGHTED        PRO FORMA NET
                                                                  NET INCOME          AVERAGE        INCOME (LOSS)
YEAR                                                                (LOSS)       NUMBER OF SHARES      PER SHARE
-------------------------------------------------------------  ----------------  -----------------  ---------------
1992.........................................................    $   (173,000)        6,880,713        $   (0.03)
1993.........................................................    $   (956,000)        6,880,713        $   (0.14)
1994.........................................................    $    138,000         6,880,713        $    0.02
1995.........................................................    $  1,326,000         6,880,713        $    0.19
1996.........................................................    $    720,000         7,024,082        $    0.10

Three Months Ended March 31,
1996.........................................................    $    376,000         6,880,713        $    0.05
1997.........................................................    $    600,000         7,024,082        $    0.09

                                                                    EXHIBIT 11.1

                             PSW TECHNOLOGIES, INC.

       COMPUTATION OF SUPPLEMENTAL PRO FORMA NET INCOME (LOSS) PER SHARE


Weighted Average Shares--1996.......................              7,024,082
Note payable to bank as of December 31, 1996........  $5,125,000
Cash as of December 31, 1996 assumed to be used to
  repay note payable to bank........................  (3,182,000)
                                                      ----------
Note payable to bank repaid from proceeds
  offering..........................................  $1,943,000
                                                      ----------
Additional shares required to raise proceeds to pay
  note payable (at a net price of $8.37 per
  share)............................................                232,139
                                                                  ---------
Weighted Average Shares for Supplemental net income
  per share.........................................              7,256,221
                                                                  ---------
                                                                  ---------
Pro forma net income................................              $ 720,000
Interest on note payable to bank....................                 40,920
                                                                  ---------
                                                                  $ 760,920
                                                                  ---------
                                                                  ---------
Supplemental pro forma net income per share for the
  year ended December 31, 1996......................              $    0.10
                                                                  ---------
                                                                  ---------
Weighted Average Shares--Three Months Ended March
  31, 1997..........................................              7,024,082
Note payable to bank as of March 31, 1997...........  $4,650,000
Cash as of March 31, 1997 assumed to be used to
  repay note payable to bank........................    (796,000)
                                                      ----------
                                                      ----------
                                                      $3,854,000
                                                      ----------
Additional shares required to raise proceeds to pay
  note payable (at a net price of $8.37 per
  share)............................................                460,454
                                                                  ---------
                                                                  7,484,536
                                                                  ---------
                                                                  ---------
Pro forma net income................................              $ 600,000
Interest on note payable to bank....................                 89,000
                                                                  ---------
                                                                  $ 689,000
                                                                  ---------
                                                                  ---------
Supplemental pro forma net income per share for the
  three months ended March 31, 1997.................              $    0.09
                                                                  ---------
                                                                  ---------